UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2005

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 25, 2005, FirstEnergy Corp. issued two public announcements, which are attached as Exhibits 99.1 and 99.2 hereto and incorporated by reference. FirstEnergy's Press Release and Consolidated Report to the Financial Community contain non-GAAP* financial measures. Pursuant to the requirements of Regulation G, FirstEnergy has provided quantitative reconciliations within the Press Release and Consolidated Report to the Financial Community of the non-GAAP* financial measures to the most directly comparable GAAP financial measures.

The Press Release and Consolidated Report to the Financial Community include normalized earnings per share, which is not calculated in accordance with GAAP because it excludes the impact of "unusual items". Unusual items reflect the impact on earnings of events that are not routine, may be related to discontinued businesses or may be the cumulative effect of an accounting change. Management believes presenting normalized earnings calculated in this manner provides useful information to investors in evaluating the ongoing results of FirstEnergy's businesses and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector. The Consolidated Report to the Financial Community also includes references to free cash flow and cash generation which are not defined under GAAP. Management believes presenting these non-GAAP* measures provides useful information to investors in assessing FirstEnergy's normalized operating performance from a cash perspective. FirstEnergy’s management frequently references these non-GAAP* financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons as well as comparisons to the performance of peer companies.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by FirstEnergy Corp., dated October 25, 2005
99.2	Consolidated Report to the Financial Community, dated October 25, 2005

*This Form 8-K contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts, or is subject to adjustment that have the effect of excluding or including amounts, that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of government investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney’s Office and the Nuclear Regulatory Commission as disclosed in the registrant's Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits of strategic goals (including the proposed transfer of nuclear generation assets), the ability to improve electric commodity margins and to experience growth in the distribution business, any decision of the Pennsylvania Public Utility Commission regarding the plan filed by Pennsylvania Power Company on October 11, 2005 to secure electricity supply for its customers at a set rate, the ability to access the public securities and other capital markets, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan (RSP) in Ohio, specifically, the Public Utilities Commission of Ohio's acceptance of the September 9, 2005 proposed supplement to the RSP, the risks and other factors discussed from time to time in the registrant's Securities and Exchange Commission filings, and other similar factors. Dividends from time to time during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by the Board at the time of the actual declarations. The registrant expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 25, 2005

FIRSTENERGY CORP.
Registrant
By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer